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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


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         Date of Report (Date of earliest event reported): July 29, 2003

                               ATA Holdings Corp.
             (Exact name of registrant as specified in its charter)

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       Indiana                          000-21642              35-1617970
(State or other jurisdiction    (Commission File Number)    (I.R.S. Employer
   of incorporation)                                      Identification Number)


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                           7337 West Washington Street
                              Indianapolis, Indiana
                                      46231
               (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (317) 247-4000

                                       N/A
          (Former name or former address, if changes since last report)

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


ITEM 5. OTHER EVENTS

     Attached hereto, and incorporated  herein by reference in its entirety,  as
Exhibit 99.1 is a copy of a press release announcing the 2003 second quarter earnings for ATA Holdings Corp.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits.

    99.1 Press Release dated July 29, 2003.

                                                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ATA Holdings Corp.

Date: July 29, 2003                        By: /s/ David M. Wing
                                               -----------------

                                           Name: David M. Wing
                                           Title: Executive Vice President & CFO

                                                             EXHIBIT INDEX

Exhibit No.         Description of the Exhibit

99.1                Press Release dated July 29, 2003

                ATA Holdings Corp. Reports Second Quarter Results

INDIANAPOLIS, July 29, 2003--ATA Holdings Corp. (NASDAQ: ATAH) (the "Company"), parent company of ATA Airlines, Inc., today reported a second quarter income available to common shareholders of $40.8 million, or $3.47 per share (basic) and $2.68 per share (diluted), compared with a loss available to common shareholders of $57.9 million, or $4.92 per share (basic and diluted) in the second quarter of 2002. The 2003 income available to common shareholders for this period included $37.2 million, or $3.16 per share (basic) and $2.42 per share (diluted), received under the Emergency Wartime Supplemental Appropriations Act of 2003 ("Supplemental Act"). The Company ended the 2003 second quarter with $186.0 million in unrestricted cash.

Total operating  revenues for the second quarter of 2003 were $388.1 million,  a
21.8 percent increase compared with 2002.  Scheduled service revenues  increased
23.8 percent to $278.0 million. Total charter service revenues increased 28.3 percent to $94.6 million. Total operating expenses decreased 12.1 percent to $332.2 million, including the receipt of funds under the Supplemental Act.

The Company decreased its cost per available seat mile (CASM) by 30.4 percent to
6.19 cents in the second quarter of 2003 compared to 8.89 cents in the second quarter of 2002. As indicated in the table below, excluding the effects of U.S. Government funds and aircraft impairments and retirements, CASM declined 15.3 percent to 6.88 cents in the second quarter of 2003 compared to 8.12 cents in 2002.

System-wide revenue passenger miles (RPMs) increased 21.1 percent to 3.78 billion, and available seat miles (ASMs) increased 26.4 percent to 5.37 billion compared with 2002. Consolidated revenue per available seat mile (RASM) was 7.23 cents in the second quarter of 2003, down 3.6 percent compared with 2002.

For ATA's scheduled service, RPMs increased 26.6 percent to 3.19 billion, ASMs increased 26.6 percent to 4.17 billion, and the passenger load factor of 76.5 percent was unchanged compared with 2002. Scheduled service yield declined 2.1 percent to 8.71 cents and RASM decreased 2.2 percent to 6.66 cents.

George Mikelsons, Chairman, Chief Executive Officer and President, said, "I am pleased to announce that the efforts put forth by the entire ATA team over the last several months were rewarded in the second quarter by profitable results. The public has strongly endorsed ATA's product: new aircraft with comfortable seating, advanced seat assignment and a reliable, customer-friendly operation. In fact, about 1,000 people every day continue to enroll in ATA's Anniversary Travel Awards customer loyalty program introduced in October 2002. But, in this industry-wide weak revenue environment, a good product alone doesn't guarantee a profit. It was therefore critical that we reduce our CASM to a level below seven cents, which I established as a second quarter goal for the Company. I am exceedingly proud of all ATA employees for their accomplishments in returning the Company to profitability during this quarter."

"We are very pleased with the low-cost financial performance of the Company in the second quarter," said David M. Wing, Executive Vice President and Chief Financial Officer. "The low CASM accomplished during the period was a result of several important factors. The airline increased its average daily utilization of narrow-body aircraft by 15.4 percent, and wide-body aircraft by 57.5 percent, in the second quarter of 2003 as compared to 2002, and enjoyed significant operating expense improvements in 2003 as a result of the introduction of the Company's new fleet of Boeing 737-800 and 757-300 aircraft. And, our Company has been successfully focused on implementing cost-efficiencies across every area of the Company in order to reduce unit costs in a period of significant capacity growth for ATA."

Year-to-Date Financial and Operating Results:

For the first six months of 2003, total operating revenues increased 17.4 percent to $761.8 million as compared to the first six months of 2002. Scheduled services revenues increased 20.8 percent to $522.8 million, and charter service revenues increased 21.3 percent to $206.9 million. Total operating expenses increased 0.9 percent to $704.3 million. This includes a $37.2 million decrease to 2003 operating expenses due to funds received under the Supplemental Act.

The Company had income available to common shareholders of $29.5 million, or $2.50 per share (basic) and $1.97 per share (diluted), compared with a loss available to common shareholders of $56.4 million, or $4.84 per share (basic and diluted) in the prior year. At June 30, 2003, the Company had a shareholders' deficit of $90.5 million.

System-wide RPMs increased 16.2 percent to 7.16 billion, and ASMs increased 24.5 percent to 10.65 billion compared with 2002. Consolidated RASM was 7.15 cents for the first six months of 2003, down 5.8 percent compared with 2002.

For ATA's scheduled service, RPMs increased 24.9 percent to 5.88 billion, ASMs increased 27.0 percent to 8.02 billion, and the passenger load factor of 73.3 percent decreased 1.2 points compared with 2002. Scheduled service yield declined 3.3 percent to 8.90 cents, and RASM decreased 4.8 percent to 6.52 cents.

Year-to-Date Cash Flow and Liquidity:
ATA's cash balance as of December 31, 2002, was $200.2 million, decreasing to $186.0 million as of June 30, 2003. The significant sources and uses of cash between periods were as follows:

Significant Sources of Cash:

o    $37.2 million in U.S. Government funds received under the Supplemental Act
o    $39.5 million generated by other operating activities
o    $8.4 million received from the return of aircraft pre-delivery deposits

Significant Uses of Cash:

o $29.5 million used for capital expenditures, including aircraft-related parts and facility improvements
o $63.9 million used to fund certain prepaid aircraft rents required under aircraft operating leases
o $6.8 million used for scheduled debt repayments, net of debt proceeds, and to collateralize letters of credit

At June 30, 2003, the Company had approximately $507.8 million of outstanding debt. Under existing agreements, it is obligated to pay interest and principal on its debt, and aircraft and other operating lease payments, totaling $326.7 million, $549.2 million and $506.9 million in 2003, 2004 and 2005, respectively. The Company's anticipated cash flows from operations, combined with unrestricted cash on hand at June 30, 2003, by themselves are not currently expected to be sufficient to meet debt and lease obligations in 2004. The Company is currently unable to obtain additional long-term financing.

The Company is in discussions with its major lessors to re-price cash rentals to result in a more constant stream of rental payments due under certain of its aircraft operating leases. These discussions remain preliminary.

In addition, of the Company's $507.8 million of outstanding debt at June 30, 2003, $175 million consists of its 10 1/2 percent Senior Notes due 2004, which it believes it will not be able to repay out of its anticipated cash flows and unrestricted cash on hand at June 30, 2003. The Company has engaged Citigroup and Morgan Stanley to evaluate its options with respect to a refinancing or restructuring of these notes.

Summary of Other Events:

o ATA Holdings Corp. announced several senior management changes, including the appointments of James Hlavacek to Vice-Chairman; William Beal to Senior Vice President of Operations; Randy Marlar to Senior Vice President of Strategic Sourcing and Process Improvement; the hiring of John Happ as Senior Vice President of Sales and Marketing; and the promotion of Wisty B. Malone to Vice President and Controller.
o ATA Holdings Corp. announced the election of Gilbert Viets to the Board of Directors and his appointment as Chairman of the Audit Committee.
o ATA launched new service from Chicago-Midway to Pittsburgh and additional flights to New York-LaGuardia.
o ATA's wholly owned commuter affiliate, Chicago Express, received the Federal Aviation Administration's Diamond Award for operational excellence for the 4th consecutive year.
o The Company extended and improved its Anniversary Travel Awards Program, which continues to enroll about 1,000 new members daily.
o The Company announced new capabilities for its customers to check in for flights and print boarding passes via the Internet using ata.com.

ATA Holdings Corp.'s second quarter earnings conference call will be webcast live today at 12:00 p.m. Eastern Standard Time at www.ata.com on ATA's investor relations web page and will remain archived on the web site for future reference. The Company filed an 8-K on July 28 with additional information on the fleet plan and other statistics. To obtain this federal filing, please go to: http://www.sec.gov.

Now celebrating its 30th year of operation, ATA is the nation's 10th largest passenger carrier based on revenue passenger miles. ATA operates significant scheduled service from Chicago-Midway and Indianapolis to more than 40 business and vacation destinations. To learn more about the Company, visit the web site at www.ata.com.

Caution Concerning Forward-Looking Statements: This communication contains certain "forward-looking statements." These statements are based on ATA Holdings Corp.'s management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. More detailed information about those factors is set forth in filings made by ATA Holdings Corp. with the SEC. Except to the extent required under the federal securities laws, ATA Holdings Corp. is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

ATA HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Dollars in thousands, except per share amounts
                                                                  Three Months Ended
                                                                        June 30,
                                                                 2003            2002
                                                              (Unaudited)    (Unaudited)     Change
Operating revenues:

   Scheduled service                                               $278,009        $224,515      23.8%
   Charter service

      Commercial charter                                             16,530          30,125     -45.1%

      Military charter                                               78,020          43,542      79.2%

   Total charter service                                             94,550          73,667      28.3%

   Other                                                             15,563          20,359     -23.6%

Total operating revenues                                            388,122         318,541      21.8%

Operating expenses:

   Salaries, wages and benefits                                      98,875          91,701       7.8%

   Fuel and oil                                                      68,081          51,151      33.1%

   Aircraft rentals                                                  56,065          45,033      24.5%

   Handling, landing and navigation fees                             31,399          28,450      10.4%

   Crew and other employee travel                                    16,856          13,578      24.1%

   Depreciation and amortization                                     13,796          22,718     -39.3%

   Other selling expense                                             13,085          11,376      15.0%

   Passenger services                                                10,756           9,531      12.9%

   Aircraft maintenance, materials and repairs                       10,751          14,660     -26.7%

   Advertising                                                       10,030          11,296     -11.2%

   Insurance                                                          7,526           7,936      -5.2%

   Facilities and other rentals                                       5,797           5,753       0.8%

   Commissions                                                        4,214           5,002     -15.8%

   Ground package cost                                                2,786           7,726     -63.9%

   Aircraft impairments and retirements                                   -          17,241    -100.0%

   U.S. Government funds                                           (37,156)          15,210    -344.3%

   Other                                                             19,316          19,472      -0.8%

Total operating expenses                                            332,177         377,834     -12.1%


Operating income (loss)                                              55,945        (59,293)     194.4%

Other income (expense):

   Interest income                                                      705             823     -14.3%

   Interest expense                                                (12,959)        (10,012)      29.4%

   Other                                                              (376)           (501)     -25.0%

Other expense                                                      (12,630)         (9,690)      30.3%


Income (loss) before income taxes                                    43,315        (68,983)     162.8%

Income tax credit                                                         -        (13,585)     100.0%

Net income (loss)                                                    43,315        (55,398)     178.2%

Preferred stock dividends                                           (2,485)         (2,485)       0.0%

Income (loss) available to common shareholders                      $40,830       ($57,883)     170.5%

Basic earnings per common share:
  Average shares outstanding                                     11,764,753      11,752,957       0.1%
  Net income (loss) per share                                         $3.47         ($4.92)     170.5%
Diluted earnings per common share:
  Average shares outstanding                                     15,351,387      11,752,957      30.6%
  Net income (loss) per share                                         $2.68         ($4.92)     154.5%

ATA HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Dollars in thousands, except per share amounts
                                                                   Six Months Ended
                                                                        June 30,
                                                                 2003            2002
                                                              (Unaudited)    (Unaudited)     Change
Operating revenues:
   Scheduled service                                               $522,777        $432,798      20.8%
   Charter service

      Commercial charter                                             42,642          87,494     -51.3%

      Military charter                                              164,215          83,019      97.8%

   Total charter service                                            206,857         170,513      21.3%

   Other                                                             32,117          45,800     -29.9%

Total operating revenues                                            761,751         649,111      17.4%

Operating expenses:

   Salaries, wages and benefits                                     193,153         169,688      13.8%

   Fuel and oil                                                     143,173          98,394      45.5%

   Aircraft rentals                                                 111,334          84,487      31.8%

   Handling, landing and navigation fees                             61,456          56,130       9.5%

   Crew and other employee travel                                    31,843          27,448      16.0%

   Depreciation and amortization                                     28,989          41,408     -30.0%

   Other selling expense                                             24,842          22,359      11.1%

   Passenger services                                                21,005          19,298       8.8%

   Aircraft maintenance, materials and repairs                       24,230          26,080      -7.1%

   Advertising                                                       20,305          20,628      -1.6%

   Insurance                                                         14,861          15,671      -5.2%

   Facilities and other rentals                                      11,621          11,198       3.8%

   Commissions                                                       10,240          14,125     -27.5%

   Ground package cost                                                6,990          20,075     -65.2%

   Aircraft impairments and retirements                                   -          17,241    -100.0%

   U.S. Government funds                                           (37,156)          15,210    -344.3%

   Other                                                             37,400          38,906      -3.9%

  Total operating expenses                                          704,286         698,346       0.9%


Operating income (loss)                                              57,465        (49,235)     216.7%

Other income (expense):

   Interest income                                                    1,511           1,512      -0.1%

   Interest expense                                                (25,641)        (18,250)      40.5%

   Other                                                            (1,012)           (368)     175.0%

Other expense                                                      (25,142)        (17,106)      47.0%


Income (loss) before income taxes                                    32,323        (66,341)     148.7%

Income tax credit                                                         -        (12,823)     100.0%

Net income (loss)                                                    32,323        (53,518)     160.4%

Preferred stock dividends                                           (2,860)         (2,860)       0.0%

Income (loss) available to common shareholders                       29,463        (56,378)     152.3%

Basic earnings per common share:
  Average shares outstanding                                     11,764,753      11,658,184       0.9%
  Net income (loss) per share                                         $2.50         ($4.84)     151.7%
Diluted earnings per common share:
  Average shares outstanding                                     15,351,387      11,658,184      31.7%
  Net income (loss) per share                                         $1.97         ($4.84)     140.7%

ATA HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Cents per ASM
                                                                  Three Months Ended
                                                                        June 30,
                                                                 2003            2002
                                                              (Unaudited)    (Unaudited)     Change

Total operating revenues                                               7.23            7.50      -3.6%

Operating expenses:

   Salaries, wages and benefits                                        1.84            2.16     -14.8%

   Fuel and oil                                                        1.27            1.20       5.8%

   Aircraft rentals                                                    1.04            1.06      -1.9%

   Handling, landing and navigation fees                               0.58            0.67     -13.4%

   Crew and other employee travel                                      0.31            0.32      -3.1%

   Depreciation and amortization                                       0.26            0.53     -50.9%

   Other selling expenses                                              0.24            0.27     -11.1%

   Passenger services                                                  0.20            0.22      -9.1%

   Aircraft maintenance, materials and repairs                         0.20            0.34     -41.2%

   Advertising                                                         0.19            0.27     -29.6%

   Insurance                                                           0.14            0.19     -26.3%

   Facilities and other rentals                                        0.11            0.14     -21.4%

   Commissions                                                         0.08            0.12     -33.3%

   Ground package cost                                                 0.05            0.18     -72.2%

   Aircraft impairments and retirements                                   -            0.41    -100.0%

   U.S. Government funds                                             (0.69)            0.36    -291.7%

   Other                                                               0.37            0.45     -17.8%

Total operating expenses                                               6.19            8.89     -30.4%


Operating income (loss)                                                1.04          (1.39)     174.8%

ATA HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Cents per ASM
                                                                   Six Months Ended
                                                                        June 30,
                                                                 2003            2002
                                                              (Unaudited)    (Unaudited)     Change

Total operating revenues                                               7.15            7.59      -5.8%

Operating expenses:

   Salaries, wages and benefits                                        1.81            1.98      -8.6%

   Fuel and oil                                                        1.34            1.15      16.5%

   Aircraft rentals                                                    1.04            0.99       5.1%

   Handling, landing and navigation fees                               0.58            0.66     -12.1%

   Crew and other employee travel                                      0.30            0.32      -6.3%

   Depreciation and amortization                                       0.27            0.48     -43.8%

   Other selling expenses                                              0.23            0.26     -11.5%

   Passenger services                                                  0.20            0.23     -13.0%

   Aircraft maintenance, materials and repairs                         0.23            0.30     -23.3%

   Advertising                                                         0.19            0.24     -20.8%

   Insurance                                                           0.14            0.18     -22.2%

   Facilities and other rentals                                        0.11            0.13     -15.4%

   Commissions                                                         0.10            0.17     -41.2%

   Ground package cost                                                 0.07            0.23     -69.6%

   Aircraft impairments and retirements                                   -            0.20    -100.0%

   U.S. Government funds                                             (0.35)            0.18    -294.4%

   Other                                                               0.35            0.46     -23.9%

Total operating expenses                                               6.61            8.16     -19.0%


Operating income (loss)                                                0.54          (0.57)     194.7%

ATA HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)                                         June 30,        Dec 31,
                                                                 2003            2002
                                                              (Unaudited)
Cash and cash equivalents                                        $  185,982      $  200,160

Total current assets                                                374,888         393,752

Property and equipment, net                                         267,140         265,627

Other assets                                                        255,240         188,757

Total assets                                                        897,268         848,136

Short-term debt and current maturities of long-term debt             29,071          22,575

Total current liabilities                                           323,121         301,880

Long-term debt, less current maturities                             478,777         486,853

Other liabilities                                                   100,571          96,927

Redeemable preferred stock                                           85,345          82,485

Shareholders' deficit                                              (90,546)       (120,009)

Total liabilities and shareholders' deficit                      $  897,268      $  848,136

ATA HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED STATEMENTS OF CASH FLOWS
(Dollars in thousands)                                             Six Months Ended
                                                                       June 30,
                                                                 2003            2002
                                                              (Unaudited)    (Unaudited)
Operating activities:

Net income (loss)                                                 $  32,323     $  (53,518)
Adjustments to reconcile net income (loss)
  to net cash provided by operating activities:

     U.S. Government receivable                                       6,158          15,210

     Depreciation and amortization                                   28,989          41,408

     Changes in operating assets and liabilities                      4,285        (12,541)

     Other                                                            4,969          28,681

     Net cash provided by operating activities                       76,724          19,240

Investing activities:


     Aircraft pre-delivery deposits                                   8,374          43,898

     Capital expenditures                                          (29,523)        (43,283)

     Non-current prepaid aircraft rent                             (63,882)        (21,926)

     Other                                                            5,080          19,014

     Net cash used in investing activities                         (79,951)         (2,297)

Financing activities:


     Change in short-term debt                                      (4,187)        (20,680)

     Change in long-term debt                                         1,446        (27,540)

     Other                                                          (8,210)             373

     Net cash used in financing activities                         (10,951)        (47,847)


Decrease in cash and cash equivalents                              (14,178)        (30,904)

Cash and cash equivalents, beginning of period                      200,160         184,439
Cash and cash equivalents, end of period                         $  185,982      $  153,535

ATA HOLDINGS CORP. AND SUBSIDIARIES
OPERATING STATISTICS
                                                                  Three Months Ended
                                                                       June 30,
                                                                    2003            2002        Change
Revenue Passenger Miles (RPMs) (000s)

System-wide                                                       3,784,550       3,125,476      21.1%

    Scheduled Service - Jet                                       3,139,294       2,487,735      26.2%

    Scheduled Service - Commuter                                     51,922          33,795      53.6%

  Scheduled Service - Total                                       3,191,216       2,521,530      26.6%

  Charter Service                                                   593,334         603,946      -1.8%

Available Seat Miles (ASMs) (000s)

System-wide                                                       5,370,153       4,249,829      26.4%

    Scheduled Service - Jet                                       4,094,434       3,246,584      26.1%

    Scheduled Service - Commuter                                     78,095          48,172      62.1%

  Scheduled Service - Total                                       4,172,529       3,294,756      26.6%

  Charter Service                                                 1,197,624         955,073      25.4%

Unit Revenue and Unit Costs
Scheduled Service Revenue per Available Seat Mile (RASM)
(cents)                                                                6.66            6.81      -2.2%
Charter Service Revenue per Available Seat Mile (RASM)
(cents)                                                                7.91            7.74       2.2%
Scheduled Service Revenue per Revenue Passenger Mile
(Yield) (cents)                                                        8.71            8.90      -2.1%

Operating Expenses per ASM (cents)                                     6.19            8.89     -30.4%
Aircraft impairments and retirements per ASM (cents)                      -            0.41    -100.0%
U.S. Government funds per ASM (cents)                                 -0.69            0.36    -291.7%
Operating Expenses per ASM excluding aircraft impairments
and retirements and U.S. Government funds (cents) (1)                  6.88            8.12     -15.3%

Other Statistics
Scheduled Service Passenger Load Factor - Jet                         76.7%           76.6%     0.1pts
Scheduled Service Passenger Load Factor - Commuter                    66.5%           70.2%    -3.7pts
Total Scheduled Service Passenger Load Factor                         76.5%           76.5%     0.0pts
System-wide Revenue Passengers Carried                            2,954,207       2,534,376      16.6%

Average Daily Narrow-body Jet Utilization                             11.14            9.65      15.4%

Average Daily Wide-body Jet Utilization                                7.29            4.63      57.5%

System-wide Average Passenger Trip Length (miles)                     1,281           1,233       3.9%

Average into-plane fuel price per gallon                               0.97            0.89       9.0%

Gallons of Fuel Consumed (000s)                                      70,206          57,209      22.7%

(1) Adjusted for items which the Company believes are not indicative of normal costs.

ATA HOLDINGS CORP. AND SUBSIDIARIES
OPERATING STATISTICS
                                                                   Six Months Ended
                                                                       June 30,
                                                                   2003            2002        Change
Revenue Passenger Miles (RPMs) (000s)

System-wide                                                       7,155,248       6,157,150      16.2%
    Scheduled Service - Jet                                       5,777,724       4,642,478      24.5%
    Scheduled Service - Commuter                                     97,973          62,407      57.0%
  Scheduled Service - Total                                       5,875,697       4,704,885      24.9%
  Charter Service                                                 1,279,551       1,452,265     -11.9%

Available Seat Miles (ASMs) (000s)
System-wide                                                      10,654,863       8,556,259      24.5%
    Scheduled Service - Jet                                       7,864,359       6,222,501      26.4%
    Scheduled Service - Commuter                                    154,502          92,775      66.5%
  Scheduled Service - Total                                       8,018,861       6,315,276      27.0%
  Charter Service                                                 2,636,002       2,240,983      17.6%


Unit Revenue and Unit Costs
Scheduled Service Revenue per Available Seat Mile (RASM)
(cents)                                                                6.52            6.85      -4.8%
Charter Service Revenue per Available Seat Mile (RASM)
(cents)                                                                7.85            7.63       2.9%
Scheduled Service Revenue per Revenue Passenger Mile
(Yield) (cents)                                                        8.90            9.20      -3.3%

Operating Expenses per ASM (cents)                                     6.61            8.16     -19.0%
Aircraft impairments and retirements per ASM (cents)                      -            0.20    -100.0%
U.S. Government funds per ASM (cents)                                 -0.35            0.18    -294.4%
Operating Expenses per ASM excluding aircraft impairments
and retirements and U.S. Government funds (cents) (1)                  6.96            7.78     -10.5%


Other Statistics
Scheduled Service Passenger Load Factor - Jet                         73.5%           74.6%    -1.1pts
Scheduled Service Passenger Load Factor - Commuter                    63.4%           67.3%    -3.9pts
Total Scheduled Service Passenger Load Factor                         73.3%           74.5%    -1.2pts
System-wide Revenue Passengers Carried                            5,594,019       4,956,391      12.9%

Average Daily Narrow-body Jet Utilization                             10.93            9.65      13.3%

Average Daily Wide-body Jet Utilization                                7.09            5.11      38.7%

System-wide Average Passenger Trip Length (miles)                     1,279           1,242       3.0%

Average into-plane fuel price per gallon                               1.03            0.83      24.1%

Gallons of Fuel Consumed (000s)                                     139,226         117,936      18.1%

Aircraft in fleet - Jet                                                  64              62       3.2%

Aircraft in fleet - Commuter                                             17              15      13.3%

Full-time Equivalent Employees                                        7,395           7,148       3.5%

(1) Adjusted for items which the Company believes are not indicative of normal costs.

Notes: Numbers in operating statistics may not sum due to rounding.
           Subservice numbers now appear under charter statistics.

                                                                  ###